EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) the Registration Statement on Form S-8, No. 333-225124 and (ii) the Registration Statement on Form S-8, No. 333-225123, of our report dated March 25, 2019, relating to the consolidated financial statements of EVO Payments, Inc. and its subsidiaries, appearing in this Annual Report on Form 10-K of EVO Payments Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

New York, New York

March 25, 2019